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                                                                    EXHIBIT 21.0



SUBSIDIARIES OF FLIR SYSTEMS, INC.
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  .   FSI International, Inc., a Barbados Corporation

  .   Hoeger Optical Co., Inc., a California Corporation

  .   FLIR Systems International Ltd., a United Kingdom Corporation

  .   FSI Automation, Inc., a Washington Corporation

  .   FLIR Systems AB, a Swedish Corporation

  .   FLIR Systems Limited., a United Kingdom Corporation

  .   FLIR Systems Ltd., a Canadian Corporation

  .   FLIR Systems Secaucus, a Delaware Corporation.